Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report (which contains an explanatory paragraph relating to GigCapital3, Inc.’s ability to continue as a going concern as described in Note 1 to the financial statements) dated February 26, 2021, relating to the financial statements of GigCapital3, Inc., which appears in the Annual Report on Form 10-K of GigCapital3, Inc. for the period ended December 31, 2020.

/s/ BPM LLP

San Jose, California

July 12, 2021